Exhibit 10.1

FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of January 22, 2013, among OFS Capital WM, LLC (the “Borrower”), MCF Capital Management LLC, as loan manager (in such capacity, the “Loan Manager”), Wells Fargo Bank, National Association, as a Class A Lender (the “Class A Lender”), Madison Capital Funding LLC, as a Class B Lender (the “Class B Lender” and together, with the Class A Lender, the “Lenders”), Wells Fargo Securities, LLC, as administrative agent (in such capacity, the “Administrative Agent”) and Wells Fargo Delaware Trust Company, N.A., as trustee (in such capacity, the “Trustee”).

WHEREAS, the Borrower, the Loan Manager, the Administrative Agent, the Lenders, the other lenders party from time to time thereto and the Trustee are party to the Loan and Security Agreement, dated as of September 28, 2010 (as amended from time to time prior to the date hereof and as may be further amended, supplemented or otherwise modified, the “Loan and Security Agreement”), providing, among other things, for the making and the administration of the Advances by the lenders to the Borrower; and

WHEREAS, the Borrower, the Loan Manager, the Administrative Agent, the Trustee and the Lenders desire to amend the Loan and Security Agreement, in accordance with Section 13.1 of the Loan and Security Agreement and subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1.Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Loan and Security Agreement.

ARTICLE II

Amendments to Loan and Security Agreement

SECTION 2.1. Amendments.

(a) Section 1.1 of the Loan and Security Agreement shall be amended by deleting the definition of “Commitment Reduction Percentage” and inserting the following in lieu thereof:

“Commitment Reduction Percentage”: (a) On or prior to (i) with respect to the Class A Commitments, March 31, 2013 and (ii) with respect to the Class B Commitments, January 10, 2013, a rate per annum equal to 1.00% and (b) thereafter, zero.

(b) Section 2.3 of the Loan and Security Agreement shall be amended by inserting the following as a new sentence at the end of clause (a)(ii):

“Upon the repayment of the Class B Obligations in full, all rights and obligations of the Class B Lenders, and all provisions and references in this Agreement relating to the Class B Lenders, shall have no further force and effect except for those provisions of this Agreement that would otherwise survive the termination of this Agreement which shall remain in full force and effect for the benefit of the Class B Lenders.”

(c) A new Section 6.2(m) is hereby added to the Loan and Security Agreement immediately after Section 6.2(l) as follows:

“(m) The Borrower and the Collateral Manager agree that the Collateral Manager shall not, unless the Collateral Manager otherwise consents, allocate any Loans to the Borrower if, after giving effect thereto, the aggregate principal amount of all Loans owned by the Borrower would exceed $245,000,000.”

ARTICLE III

Class B Commitment Termination

SECTION 3.1. Pursuant to Section 2.3(a)(ii) of the Loan and Security Agreement, the Borrower and each Class B Lender hereby agrees to permanently and irrevocably reduce the Class B Commitments to $0 and agrees that the related Commitment Reduction Fee is $0. This reduction shall be effective as of the date set forth above.

ARTICLE IV

Representations and Warranties

SECTION 4.1. The Borrower hereby represents and warrants to the Administrative Agent, the Trustee and the Lenders that, as of the date first written above, (i) with respect to the Borrower and the OFS Seller, no event has occurred and is continuing that constitutes either a Default or an Event of Default and (ii) the representations and warranties of the Borrower contained in the Loan and Security Agreement are true and correct in all material respects on and as of such day (other than any representation or warranty that is made as of a specific date).

SECTION 4.2. The Loan Manager hereby represents and warrants to the Administrative Agent, the Trustee and the Lenders that, as of the date first written above, (i) with respect to the Loan Manager and the Madison Seller, no event has occurred that constitutes either a Default, an Event of Default or a Loan Manager Termination Event and (ii) the representations and warranties of the Loan Manager contained in the Loan and Security Agreement are true and correct in all material respects on and as of such day (other than any representation or warranty that is made as of a specific date).

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ARTICLE V

Conditions Precedent

SECTION 5.1. This Amendment shall become effective upon the execution and delivery of this Amendment by the Borrower, the Loan Manager, the Administrative Agent, the Trustee, the Required Lenders and the Class B Lenders representing one hundred (100) percent of the outstanding Class B Commitments.

ARTICLE VI

Miscellaneous

SECTION 6.1. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6.2. Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 6.3. Ratification. Except as expressly amended hereby, the Loan and Security Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall form a part of the Loan and Security Agreement for all purposes.

SECTION 6.4. Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 6.5. Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

BORROWER:

OFS CAPITAL WM, LLC

By: OFS Capital Corporation, its Administrative Manager

By:	/s/ Robert S. Palmer
Name: Robert S. Palmer
Title: Chief Financial Officer

LOAN MANAGER:

MCF CAPITAL MANAGEMENT LLC

By:	/s/ Joshua Niedner
Name: Joshua Niedner
Title: Director

CLASS B LENDER:

MADISON CAPITAL FUNDING LLC representing 100% of the aggregate Class B Commitments in effect as of the date hereof

By:	/s/ Joshua Niedner
Name:	Joshua Niedner
Title:	Director

THE ADMINISTRATIVE AGENT:

WELLS FARGO SECURITIES, LLC, in its capacity as Administrative Agent

By:	/s/ Mike Romanzo
Name:Mike Romanzo
Title: Director

CLASS A LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION
representing 100% of the aggregate Class A Commitments in effect as of the date hereof

By:	/s/ Raj Shah
Name: Raj Shah
Title: Managing Director

THE TRUSTEE:

WELLS FARGO DELAWARE TRUST COMPANY, N.A., not in its individual capacity but solely as Trustee

By:	/s/ Michael Roth
Name: Michael Roth
Title: Vice President